Schedule A

to the

Investment Advisory Agreement

between

DUNHAM FUNDS

and

DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC.

Pursuant to Article 4, the Funds shall pay the Adviser compensation at an annual rate as follows:

                                                             Compensation (as a

FUND:                                                                                                                                 percentage of daily net assets)*

Dunham Corporate/Government Bond Fund	0.50%
Dunham Floating Rate Bond Fund	0.60%
Dunham High-Yield Bond Fund	0.60%
Dunham International Opportunity Bond Fund	0.60%
Dunham Large Cap Value Fund	0.65%
Dunham Small Cap Value Fund	0.65%
Dunham Focused Large Cap Growth Fund	0.65%
Dunham Small Cap Growth Fund	0.65%
Dunham Emerging Markets Stock Fund	0.65%
Dunham International Stock Fund	0.65%
Dunham Dynamic Macro Fund	0.60%
Dunham Long/Short Credit Fund	0.65%
Dunham Monthly Distribution Fund	0.65%
Dunham Real Estate Stock Fund	0.65%
Dunham U.S. Enhanced Market Fund	[ ]%

Dunham Funds shall pay to each sub-adviser the fee set forth in the respective sub-advisory agreement, which shall specify a fee rate, provided that the annual fee rate for a sub-adviser shall be within the following ranges:

FUND:	Range of Annual Sub-Adviser Fee (as a percentage of average daily net assets)*
Dunham Corporate/Government Bond Fund	0.00% to 0.70%
Dunham Floating Rate Bond Fund	0.00% to 0.90%
Dunham High-Yield Bond Fund	0.00% to 0.80%
Dunham International Opportunity Bond Fund	0.00% to 0.95%
Dunham Large Cap Value Fund	0.00% to 1.00%
Dunham Small Cap Value Fund	0.00% to 1.50%
Dunham Focused Large Cap Growth Fund	0.00% to 1.10%
Dunham Small Cap Growth Fund	0.00% to 1.30%
Dunham Emerging Markets Stock Fund	0.00% to 1.20%
Dunham International Stock Fund	0.00% to 1.00%
Dunham Dynamic Macro Fund	0.00% to 1.50%
Dunham Long/Short Credit Fund	0.00% to 1.50%
Dunham Monthly Distribution Fund	0.00% to 1.50%
Dunham Real Estate Stock Fund	0.00% to 1.00%
Dunham U.S. Enhanced Market Fund	[ ]% to [ ]%

* Revised March 21, 2023 to include the Dunham U.S. Enhanced Market Fund.

DUNHAM & ASSOCIATES                               DUNHAM FUNDS

INVESTMENT COUNSEL, INC.

__________________________                          ________________________

By: Jeffrey Dunham, President                                By: Denise Iverson, Treasurer